UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2011 (September 16, 2011)

RFG ACQUISITION II, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52330	32-2277305
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Granite Investor Group, Inc.
One Liberty Plaza, 35th Floor
New York, NY 10006
(Address of Principal Executive offices)(Zip Code)

212-566-4051
(Registrant's telephone number including area code)

c/o RainMaker Financial Group, Inc.
P.O. Box 586
Orland Park, IL 60462
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act   (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Definitive Agreement

On September 16, 2011, RFG Acquisition II, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company issued and sold an aggregate of 2,500,000 shares of the common stock, par value $0.0001 per share (the “Common Stock”) of the Company to Granite Investor Group, Inc. (the “Purchaser”) for an aggregate purchase price equal to $25,000 (the “Purchase Price”).

In addition to the closing of the transactions contemplated by the Purchase Agreement, the Company repurchased an aggregate of 2,500,000 shares of the Common Stock of the Company from John W. Branch, the Company’s Secretary and Richard F. Beston, Jr., the Company’s President and a director immediately prior to the transaction, for an aggregate repurchase price equal to $25,000, pursuant to the terms and conditions of a repurchase agreement, dated September 16, 2011 (the “Repurchase Agreement”).

As a result of the transactions contemplated by the Purchase Agreement and Repurchase Agreement the Company experienced a change in control of the Company as described in further detail in Item 5.01 herein.

The description of the Purchase Agreement and Repurchase Agreement in Item 1.01 herein is intended to be a summary only and is qualified in its entirety by the terms and conditions of the Purchase Agreement and Repurchase Agreement filed as Exhibits 10.1 and 10.2 to this current report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

The information described in Item 1.01 above with respect to the Purchase Agreement is incorporated herein by this reference. No brokers or finders were used and no commissions or other fees have been paid by the Company in connection with the sale of securities.  The sale of stock was made in reliance upon the exemption from registration promulgated by Section 4(2) under the Securities Act of 1933, as amended.

Item 5.01 Change in Control of Registrant

The consummation of the transactions pursuant to the terms and conditions of the Repurchase Agreement and Purchase Agreement resulted in a change in control of the Company on September 16, 2011.

In connection with the Purchase Agreement, Richard F. Beston, the Company’s sole director increased the size of the board to two members and appointed Barry F. Cohen and Jared B. Stamell to serve as directors of the Company immediately upon the closing of the transactions contemplated by the Purchase Agreement and Repurchase Agreement and the effective time of Mr. Beston’s resignation as the sole director of the Company.  In addition, concurrent with the closing of the transactions contemplated by the Purchase Agreement and Repurchase Agreement, Mr. Cohen was appointed to serve as President and Mr. Stamell was appointed to serve as Secretary and Treasurer of the Company, effective upon the resignations of Mr. Beston, as the Company’s President, John W. Branch as the Company’s Secretary and David Matre as the Company’s Chief Financial Officer.

Mr. Cohen and Mr. Stamell collectively own 90% of the outstanding shares of common stock of the Purchaser and therefore may be deemed to be the beneficial owners of the shares of Common Stock of the Company owned by the Purchaser.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 16, 2011 (the “Closing Date”), we experienced a change in our board of directors and management pursuant to the terms and conditions of the Purchase Agreement. Pursuant to the Purchase Agreement, Richard F. Beston, the Company’s sole director prior to the Closing Date appointed Barry F. Cohen to serve as the President and Jared B. Stamell to serve as the Secretary and Treasurer of the Company, effective upon the resignation of Mr. Beston’s position as President of the Company, Mr. Branch’s resignation as Secretary of the Company and David Matre’s resignation a Chief Financial Officer of the Company.  Additionally, Mr. Cohen and Mr. Stamell were appointed to serve as the directors of the Company effective immediately upon Mr. Beston’s resignation as director on the Closing Date.

Because of the change in the composition of our board of directors and the sale of securities pursuant to the Purchase Agreement, there was a change of control of our Company on September 16, 2011.

            The biographies of our new officers and directors are as follows:

Barry Cohen, 71, the Company’s President and a director since September 16, 2011 has served as President and Chief Executive Officer of Granite Investor Group, Inc. since its founding in 2009.  Between 2006 and 2008, Mr. Cohen was a private investor and founded Avra Surgical, Inc. in 2009, a medical technology company.  From approximately 1979 to 1983 he served as director of Synalloy Corp., a manufacturer of pipe, piping systems and specialty chemicals after which he was appointed to serve as President from 1984-1985.  Mr. Cohen also served as Chairman of the Executive Board of Wolverine Technologies, Inc., a NYSE listed company from 1979 to 1983 and President of Barry F. Cohen & Co., and NASD member. Mr. Cohen has 50 years experience in managing private and public industrial companies, and 47 years experience as a securities executive which will be an asset to the Company as it seeks a business combination transaction.

Jared B. Stamell, 64, the Company’s Secretary, Treasurer and a director since September 16, 2011, has served as Secretary, Treasurer and General Counsel of Granite Investor Group, Inc. since 2009. He has served as a Partner in the New York law firm, Stamell & Schager, LLP since 1989. Mr. Stamell is admitted to practice before the United States Supreme Court, in many United States Courts of Appeal and District Courts, and he is a member of the bar of the States of New Jersey, New York, Massachusetts and the District of Columbia. He is a graduate of the University of Michigan and received his law degree, J.D., Cum Laude, from Harvard Law School which awarded him a Frank Knox Fellowship to do graduate work in economics. Mr. Stamell received an M.Sc. in Economics from the London School of Economics. Mr. Stamell’s experience with representing industrial and financial businesses in litigation and financing and organizing companies will be beneficial to the Company as it seeks a business combination transaction.

Item 9.01     EXHIBITS

(c) Exhibits

10.1	Securities Purchase Agreement, dated September 16, 2011
10.2	Repurchase Agreement, dated September 16, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2011	RFG ACQUISITION II, INC.

/s/ Barry F. Cohen
Barry F. Cohen, President